UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2021

Avantor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38912	82-2758923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Radnor Corporate Center Building One, Suite 200 100 Matsonford Road Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 386-1700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AVTR	New York Stock Exchange
6.250% Series A Mandatory Convertible Preferred Stock, $0.01 par value	AVTR PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of Avantor, Inc. (the “Company”) adopted the third amended and restated bylaws of the Company (the “Bylaws”) on January 23, 2021 to provide for the following changes:

•

Provide that director nominees in uncontested elections must be elected by a majority of the votes cast, while also providing that in contested elections, director nominees will continue to be elected by the vote of a plurality of the votes cast. In either case, directors who do not receive the requisite votes for re-election must resign, subject to acceptance of such resignation by the Board.

•

Permit a stockholder, or a group of up to 20 stockholders, owning at least three percent of the Company’s outstanding stock continuously for at least three years to nominate and include in the Company’s annual meeting proxy materials director nominees constituting up to the greater of two directors or twenty percent of the Board of Directors, provided that the stockholders and nominees satisfy the requirements specified in the Bylaws.

•

Subject to the Company’s second amended and restated certificate of incorporation (the “Charter”), which currently provides that that special mee tings of the stockholders of the Company may be called only by or at the direction of the Board or the Chairman of the Board (the “Special Meeting Limitation”), permit stockholders of record who own shares representing at least 20% of the relevant voting power continuously for at least one year to call a special meeting of stockholders, provided that the stockholders satisfy the requirements specified in the Bylaws.

•

Subject to the Charter, which currently provides that that the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class, is required in order for the stockholders to amend any provision of the Bylaws (the “Bylaws Supermajority Requirement”), provide that the Bylaws may be amended by the affirmative vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote at the relevant meeting.

The foregoing description does not purport to be complete and is qualified by reference to the text of the Bylaws, which are attached as Exhibit 3.1 to this report.

In addition, the Board determined to submit amendments to the Charter to eliminate each of the Bylaws Supermajority Requirement and the Special Meeting Limitation to a vote of the stockholders at the 2021 annual meeting of stockholders. The Board also determined to submit to a vote of the stockholders at the 2021 annual meeting amendments to the Charter to eliminate the requirement that certain provisions of the Charter may be amended only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.

Item 8.01 Other Items.

On January 23, 2021, the Company amended its Corporate Governance Guidelines to “declaw” its preferred stock such that it would not be used, without seeking stockholder approval, in connection with a “poison pill.”

The revised Corporate Governance Guidelines are available at www.ir.avantorsciences.com.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws, effective January 23, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2021	Avantor, Inc.

	By:	/s/ Justin Miller
Justin Miller Executive Vice President & General Counsel

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